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                                                                     EXHIBIT 4.1



                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                          REGISTRATION RIGHTS AGREEMENT


               THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of February 11, 1997, by and among AMERICAN RESIDENTIAL INVESTMENT TRUST, INC., a Maryland corporation (the "Company"), and the Holders.

                                    RECITALS

               WHEREAS, the Company is issuing new shares of its Common Stock in connection with a series of transactions pursuant to which Holdings will acquire substantially all the outstanding stock of the Company, and it is a condition to the closing of that transaction that the Company and the Holders enter into this Agreement.

                                    AGREEMENT

               NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties hereto hereby mutually agree as follows:

               1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               "Affiliate" shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such Person.

               "Collateral Agent" shall mean the collateral agent under the Collateral Agency Agreement.

               "Collateral Agency Agreement" shall mean the Collateral Agency Agreement dated as of February 11, 1997 by an among Management, Holdings, the purchasers of the Notes named therein, as beneficiaries, and Bankers Trust Company, a New York banking corporation, as collateral agent, as such agreement may be amended, supplemented, restated or modified from time to time.

               "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               "Common Stock" shall mean the Company's Common Stock, par value $.0001 per share.




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               "Crescent" shall mean, collectively, TCW/Crescent Mezzanine
Partners, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Investment Partners, L.P., a Delaware limited partnership, Crescent/Mach I Partners, L.P., a Delaware limited partnership, TCW Shared Opportunity Fund II, L.P., a Delaware limited partnership, and such Persons to whom Crescent sells, pledges, grants a security interest in, transfers, gives, assigns, devises or otherwise disposes of Notes, Common Stock or Registrable Securities; provided, that MDC and its Affiliates shall not become "Crescent" by acquiring any such securities from Crescent.

               "Crescent Initiating Holders" shall mean, with respect to any registration requested by Crescent, any Holder or Holders of a majority of the then outstanding Registrable Securities held by Crescent.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Holder" or "Holders" shall mean any Person holding Common Stock or Registrable Securities and any Person who becomes a party to this Agreement in the future, holding Common Stock or Registrable Securities and any Person to whom the registration rights under this Agreement have been transferred in accordance with Section 2.10.

               "Holders of a Majority of the Registrable Securities" shall mean
(a) the Holders of a majority of the Registrable Securities and (b) the Holders of a majority of the Registrable Securities being sold by the Crescent Initiating Holders, the L/C Initiating Holders, the Series A Initiating Holders or the MDC Initiating Holders, as the case may be.

               "Holdings" shall mean MDC REIT Holdings, LLC, a Delaware limited liability company.

               "Initiating Holder" shall mean any of the MDC Initiating Holders, the Crescent Initiating Holders, the Series A Initiating Holders and the L/C Initiating Holders.

               "L/C Holders" shall mean Ernest J. Gallo 1991 Family Trust, Joseph C. Gallo 1994 Family Trust, Stephanie A. Gallo 1990 Family Trust, Keller 1991 Trust, Lillard Partners, PLF Partners, PK Partners. Josephine B. Haas Revocable Trust, Saw Island Partners, Martin Anderson and Persons to whom the L/C Holders have transferred registration rights under this Agreement in accordance with Section 2.10.




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               "L/C Initiating Holders" shall mean any Holder or Holders of not less than 25% of the then outstanding Registrable Securities held by the L/C Holders.

               "Management" shall mean Home Asset Management Corp. a Delaware corporation.

               "MDC" shall mean MDC Management Company II, L.P., a California limited partnership, and its Affiliates.

               "MDC Initiating Holders" shall mean any Holder or Holders of not less than 25% of the then outstanding Registrable Securities held by the MDC Holders.

               "MDC Holders" shall mean MDC and its Affiliates.

               "Non-MDC Holder" shall mean any holder or holders of Common Stock other than MDC Holders.

               "Notes" shall mean the 12% Senior Secured Notes due February 11, 2002 issued by Management.

               "Options" shall mean the options to purchase Common Stock granted to the Management Holders and to other employees of the Company from time to time.

               "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization or a government or agency or political subdivision thereof.

               "Pledge Agreement" shall mean the Pledge Agreement dated February 11, 1997 by and between Holdings and the Collateral Agent, pursuant to which Holdings has pledged to Crescent the Common Stock of the Company owned by Holdings.

               The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               "Registrable Securities" shall mean shares of the Company's Common Stock (i) issued or issuable to the Holders now or in the future upon exercise of Options or rights to acquire shares of Common Stock, (ii) owned by Holdings, (iii) acquired by members of Holdings upon a distribution by Holdings to such members, (iv) acquired by the holders of Notes (or the Collateral Agent acting for their benefit) in connection with a foreclosure upon such Common Stock under the Pledge Agreement or (v) any securities issued or issuable with respect to such Common Stock referred to in clauses (i) through (iv) immediately above by way




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of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise. Shares of Common Stock or other securities issued with respect to such Common Stock shall cease to be Registrable Securities (and shall be excluded from the calculation of the number of outstanding Registrable Securities) when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 or Rule 145(d) under the Securities Act or any successor rules. The foregoing notwithstanding, a Security will not cease to be a Registrable Security until all stop transfer instructions and notations and restrictive legends with respect to such security have been lifted or removed. For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such securities (upon exercise of Options or otherwise, so long as such Options or other rights are then exercisable), regardless of whether such acquisition has actually been effected.

               "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders and Other Holders (as defined in Section 2.3(a)), blue sky fees and expenses, and accounting and auditing expenses including the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and excluding Selling Expenses).

               "registration statement" shall mean a registration statement under the Securities Act of the Company that covers any Registrable Securities pursuant to the provisions of this Agreement, including the related prospectus, all amendments and supplements to such registration statement, including pre-effective and post-effective amendments, all exhibits thereto and material incorporated by reference or deemed to be incorporated by reference in such registration statement.

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.




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               "Series A Initiating Holders" shall mean any Holder or Holders of not less than 25% of the then outstanding Registrable Securities held by the Series A Holders.

               "Series A Holders" shall mean Ernest J. Gallo 1991 Family Trust, Joseph C. Gallo 1994 Family Trust, Stephanie A. Gallo 1990 Family Trust, Keller 1991 Trust, Lillard Partners, PLF Partners, PK Partners. Josephine B. Haas Revocable Trust, Saw Island Partners, Martin Anderson and Persons to whom the Series A Holders have transferred registration rights under this Agreement in accordance with Section 2.10..

               2.     Registration Rights.

                      2.1 Requested Registration. If, (x) following 180 days after the distribution by Holdings to its members of all or a portion of the Common Stock owned by it, the Company receives from either the Crescent Initiating Holders, the MDC Initiating Holders, the Series A Initiating Holders or the L/C Initiating Holders a written request that the Company effect a registration under the Securities Act, or (y) following the foreclosure by the Collateral Agent or Crescent under the Pledge Agreement, the Company receives from the Collateral Agent or the Crescent Initiating Holders a written request that the Company effect a registration under the Securities Act, the Company will:

                      (a) promptly give written notice of the proposed registration to all other Holders; and

                      (b) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that (x) the MDC Initiating Holders and the Crescent Initiating Holders are each entitled to two registrations pursuant to this Section 2.1, no more than one of which may be effected in any given 12-month period; (y) the Series A Initiating Holders and the L/C Initiating Holders are each entitled to only one registration pursuant to this Section 2.1 and (z) that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 2.1:




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                             (i) In any particular jurisdiction in which the
               Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                             (ii) During the period of 180 days following the
               effective date of the registration statement pertaining to a registered public offering of securities of the Company for cash for its own account (other than a registration relating solely to a Commission Rule 145 transaction or a registration relating solely to employee benefit plans); or

                             (iii) With respect to the MDC Initiating Holders,
               after the Company has effected two registrations on behalf of the MDC Initiating Holders requesting registration pursuant to this
               Section 2.1 and such registrations have been declared effective; with respect to the Crescent Initiating Holders, after the Company has effected two registrations on behalf of the Crescent Initiating Holders requesting registrations pursuant to Section
               2.1 and such registrations have been declared effective (subject to paragraph (f)); with respect to the Series A Initiating Holders, after the Company has effected one registration on behalf of the Series A Initiating Holders requesting registration pursuant to Section 2.1 and such registration has been declared effective (subject to paragraph (f)) and, with respect to the L/C Initiating Holders, after the Company has effected one registration on behalf of the L/C Initiating Holders requesting registration pursuant to Section 2.1 and such registration has been declared effective (subject to paragraph (f)); or

                             (iv) Unless the Holder or Holders requesting
               registration (together with any other Holders who may participate in such registration) propose to dispose of Registrable Securities which they reasonably anticipate will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $5,000,000.

               Subject to the foregoing clauses (i) through (iv) and to Section 2.1(d), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the MDC Initiating Holders, the Crescent Initiating Holders, the




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Series A Initiating Holders or the L/C Initiating Holders, and in no event later than 90 days after receipt of such request.

                      (c) Underwriting. If the MDC Initiating Holders, the Crescent Initiating Holders, the Series A Initiating Holders or the L/C Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a). The right of each Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders and such Holder) to the extent provided herein.

               The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the MDC Initiating Holders, the Crescent Initiating Holders, the Series A Initiating Holders or the L/C Initiating Holders, as the case may be; however, such selection shall be subject to the approval of the Company, in its sole and absolute discretion. Notwithstanding any other provision of this Section 4.1, if the Company and the underwriter or underwriters determine that marketing factors require the number of shares to be underwritten to be reduced and so advise the MDC Initiating Holders, the Crescent Initiating Holders, the Series A Initiating Holders or the L/C Initiating Holders, as the case may be, in writing, then the MDC Initiating Holders, the Crescent Initiating Holders, the Series A Initiating Holders or the L/C Initiating Holders, as the case may be, shall so advise all Holders who have indicated to the Company that they intend to participate in such underwriting and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

                             (i) Registrable Securities held by any person who
               is not an MDC Holder, in the case of a registration requested by the MDC Initiating Holders, who is not Crescent, in the case of a registration requested by the Crescent Initiating Holders, who is not a Series A Holder, in the case of a registration requested by the Series A Initiating Holders, or who is not a L/C Holder, in the case of a registration requested by the L/C Initiating Holders, shall first be excluded on a pro rata basis on the basis of the number of Registrable Securities requested to be included by such Holders;




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                             (ii) if further reductions are required, Registered
               Securities held by the MDC Holders in the case of a registration requested by the MDC Initiating Holders or held by Crescent in the case of a registration requested by Crescent or held by the Series A Holders in the case of a registration requested by the Series A Initiating Holders or held by the L/C Holders in the case of a registration requested by the L/C Initiating Holders shall be excluded in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included by such Holders.

               In the event any Non-MDC Holder is excluded as a result of the foregoing provisions from a registration (other than a registration requested by the Crescent Initiating Holders), then such Non-MDC Holder shall be entitled to sell, on a pro rata basis, the excluded Registrable Securities, prior to any other Registrable Securities, pursuant to the underwriters' over-allotment option. Notwithstanding the preceding sentence, if the number of shares includable by the MDC Holders is reduced in a registration requested by the MDC Initiating Holders, then the maximum participation by Non-MDC Holders in the underwriters' over-allotment option shall be limited to the number of shares that such Holders would have been able to sell if the reduction was pro rata among all Holders of Registrable Securities having the right to participate in such registration, regardless of the reduction provisions of clause (i) above.

               Except as provided in the last sentence of this paragraph, no Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the MDC Initiating Holders, the Crescent Initiating Holders, the Series A Initiating Holders or the L/C Initiating Holders, as the case may be. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

               If the underwriter or underwriters have not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of




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others in such registration if the underwriter or underwriters so agree and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

                      (d) Delay of Registration. If the Company shall furnish to the MDC Initiating Holders, the Crescent Initiating Holders, the Series A Initiating Holders or the L/C Initiating Holders a certificate signed by the President of the Company stating that, in the good faith discretion of the Board of Directors of the Company, it would not be in the best interest of the Company for such registration statement to be filed on or before the date filing would be required then the Company may defer the filing of the registration statement for a period or periods not in excess of an aggregate of 90 days, such right to delay a request to be exercised by the Company not more than once in any calendar year.

                      (e) Shelf Registration. (i) If any registration pursuant to this Section 2.1 is requested to be a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration"), the Company shall, within 90 days use all reasonable efforts to file pursuant to Rule 415 under the Securities Act, a shelf registration statement (a "Shelf Registration Statement") relating to the Registrable Securities requested to be so registered. The Company shall keep such Shelf Registration Statement continuously effective for a period of 90 days following the date on which the Commission declares such Shelf Registration Statement effective under the Securities Act (subject to the extension pursuant to Section 2.9 hereof), or such shorter period ending when all the Registrable Securities covered by such Shelf Registration Statement have been sold.

                      (ii) Upon the occurrence of any event that would cause the Shelf Registration Statement (A) to contain an untrue or alleged untrue statement of material fact, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) not to be effective and usable for resale of Registrable Securities during the period that such Shelf Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to the Shelf Registration Statement, in the case of clause (A), to correct any such misstatement or omission and, in the case of either clause (A) or (B), use all reasonable efforts to cause such amendment to be declared effective and such Shelf Registration Statement to become usable as soon as practicable thereafter.

                      (f) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected
(i) unless a registration statement with respect thereto has become effective; provided, however,




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that if such registration statement does not become effective after the Company has filed it solely by reason of the refusal to proceed by the Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company), then such registration shall be deemed to have been effected unless the MDC Initiating Holders, the Crescent Initiating Holders, the Series A Initiating Holders or the L/C Initiating Holders, as the case may be, shall have elected to pay all Registration Expenses referred to in
Section 2.4 hereof in connection with such registration, (ii) if, after the registration statement that relates to such registration has become effective, such registration statement becomes subject to any stop order, injunction or any order or requirement of the Commission or other governmental agency or court for any reason and such order, injunction or requirement is not promptly withdrawn or lifted, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Holders.

                      2.2 Form S-3. After the Company has qualified for the use of Form S-3, the MDC Initiating Holders, the Crescent Initiating Holders, the Series A Initiating Holders and the L/C Initiating Holders each shall have the right to registrations on Form S-3 (but not more than one registration in any twelve (12) month period shall be requested by each of the MDC Initiating Holders, the Crescent Initiating Holders, the Series A Initiating Holders or the L/C Initiating Holders, as the case may be) under this Section 2.2 (requests shall be in writing and shall state the number of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be required to effect a registration pursuant to this Section 2.2 unless (a) the Holder or Holders requesting registration propose to dispose of Registrable Securities which they reasonably anticipate will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $5,000,000 and (b) such Holder or Holders are not entitled to sell all of their shares within a three-month period under Rule 144 under the Securities Act.




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                      The Company shall give notice to all Holders of
Registrable Securities and all other Holders of the receipt of a request for registration pursuant to this Section 2.2 and shall provide a reasonable opportunity for all Holders and all other Holders to participate in the registration. Subject to the foregoing, the Company will use all reasonable efforts to effect promptly the registration of all Registrable Securities on Form S-3, as the case may be, to the extent requested by the Holder or Holders thereof for purposes of disposition.

                      2.3    Company Registration.

                      (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its Common Stock, for its own account or for the account of others, other than a registration relating to an initial public offering or a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction or registration on any registration form which does not include substantially the same information about the Company as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                             (i) promptly give to (A) each Holder and (B) those
               other Holders of the Company who have "piggyback" registration rights ("Other Holders") written notice thereof; and

                             (ii) include in such registration (and any related
               qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests by any Holder or Holders, and all shares of Common Stock specified in a written request or requests by the Other Holders, provided such written requests are received by the Company within 20 days following receipt by such Holders and the Other Holders of such notice from the Company.

                      (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving a firm commitment underwriting, the Company shall so advise the Holders and the Other Holders as a part of the written notice given pursuant to Section 2.3(a)(i). In such event, the right of any Holder and the Other Holders to registration pursuant to this Section 2.3 shall be conditioned upon such Holder's and the Other Holders' participation in such underwriting and the inclusion of such Holder's Registrable Securities and such Other Holders' Common Stock in the underwriting to the extent provided herein. All Holders and Other Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other




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holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the Company and the underwriter or underwriters determine that marketing factors require limitation of the number of shares to be underwritten, the underwriter may exclude from such underwriting all or some of the shares proposed for registration on the following basis:

                             (i) shares held by any person who does not have
               contractual rights to cause the Company to register such shares shall first be excluded;

                             (ii) if further reductions are required, any shares
               held by the Other Holders will next be excluded, such reductions to be allocated as nearly as practicable among each such Other Holder in the proportion that the number of shares of Common Stock (on a fully converted basis) held by such Other Holder bears to the total number of shares of Common Stock (on a fully converted basis) held by all Other Holders seeking to register their shares; and

                             (iii) if further reductions are required,
               Registrable Securities and any shares held by the Holders will next be excluded, such reductions to be allocated pro rata among such Holders based upon the number of shares of Common Stock requested to be included by each such Holder.

               In the event any Non-MDC Holder is excluded as a result of the foregoing provisions from a registration, then such Non-MDC Holder shall be entitled to sell, on a pro rata basis, the excluded Registrable Securities, prior to any other Registrable Securities, pursuant to the underwriters' over-allotment option.

               Except as provided in the last sentence of this paragraph, no shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such shares a greater number of shares may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders and Other Holders who have included shares in the registration the right to include additional shares in the same proportion used above in determining the underwriter limitation.




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                      2.4    Expenses of Registration.  All Registration
Expenses incurred in connection with one registration per year pursuant to
Section 2.1 requested by the MDC Initiating Holders, one registration per year requested by the Crescent Initiating Holders, one registration requested by the Series A Initiating Holders and one registration requested by the L/C Initiating Holders and all Registration Expenses incurred in connection with a registration pursuant to Section 2.2 or Section 2.3, including the reasonable fees and expenses of one counsel for the selling Holders collectively, shall be borne by the Company; and all Selling Expenses shall be borne by the Holders of the Registrable Securities so registered pro-rata on the basis of the number of shares so registered.

                      2.5 Registration Procedures. Whenever the Company is required to register Registrable Securities pursuant to Sections 2.1, 2.2 or 2.3 hereof, the Company will use all reasonable efforts to effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                      (a) prepare and file with the Commission as soon as practicable a registration statement with respect to such Registrable Securities as prescribed by Section 2 on a form available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof and use all reasonable efforts to cause each such registration statement to become and remain effective; provided, however; that before filing a registration statement, the Company will furnish the Holders of Registrable Securities covered by such registration statement, the underwriters, if any, and any attorney, accountant or other agent required by any such Holders of Registrable Securities or underwriters (a) copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such Holders, their counsel and underwriters, if any, and
(ii) if requested, financial and other information required by the Commission to be included in such registration statement and all financial and other records, pertinent corporate documents and properties of the Company customarily reviewed in connection with an underwritten registration; and shall cause the officers, directors and employees of the Company, counsel to the Company and independent certified public accountants to Company, to respond to such inquiries and supply all information, as shall be necessary, in the opinion of respective counsel to such Holders and underwriters, to conduct a reasonable investigation within the meaning of the Securities Act, and will not file any registration statement to which the Holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object;

                      (b) prepare and file with the Commission such amendments, post-effective amendments and prospectus supplements to such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (i) the period provided in Section 2.1 hereof (as such period may be extended pursuant to Section 2.9 hereof) or (ii) such time as all such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that the Company shall be deemed not to have used all reasonable efforts to keep a registration statement effective during the applicable period if it voluntarily takes any action that results in the selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period;

                      (c) furnish to each Holder of Registrable Securities covered by a registration statement and to each underwriter, if any, such number of copies of such registration statement, each amendment and post-effective amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus and any supplement to such prospectus and any other prospectus filed under Rule 424 of the Securities Act), in each case including all exhibits, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or to be disposed of by such underwriter (the Company hereby consenting to the use, in accordance with all applicable laws, of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

                      (d) use all reasonable efforts to register or qualify and, if applicable, to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the securities to be included in a registration statement for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered by the applicable registration statement, provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction;

                      (e) cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class as the Registrable Securities are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use all reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable efforts to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                      (f) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Securities not later than the effective date of such registration statement;

                      (g) comply with all applicable rules and regulations of the Commission and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts under written offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a registration statement, which earnings statement shall cover said 12-month period;

                      (h) permit any Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

                      (i) use all reasonable efforts to prevent the issuance of any order suspending the effectiveness of a registration statement or suspending the qualification (or exemption from qualification) of any of the securities included therein for sale in any jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use all reasonable efforts promptly to obtain the withdrawal of such order at the earliest possible moment;

                      (j) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the selling Holders of Registrable Securities) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each of the underwriters, if any, and each selling Holder of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as the underwriters, if any, or the Holders of a Majority of the Registrable Securities being sold may reasonably request;

                      (k) obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and not objected to by the Holders of a Majority of the Registrable Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer's counsel requested in underwritten offerings, such as the effectiveness of the registration statement and such other matters as may be requested by the underwriters, if any;

                      (l) promptly (but in any event, within two business days) notify the selling Holders of Registrable Securities, their counsel and the managing underwriters, if any, and confirm such notice in writing:

                             (i) when a prospectus or any supplement or post-effective amendment to such prospectus has been filed, and, with respect to a registration statement or any post-effective amendment thereto, when the same has become effective;

                             (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information;

                             (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings by any Person for that purpose;

                             (iv)  if at any time the representations and
        warranties of the Company contemplated by clause (i) of paragraph (q) below cease to be true and correct in any material respect,

                             (v)  of the receipt by the Company of any
        notification with respect to the suspension of the qualification or exemption from qualification of a registration statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening, of any proceeding for such purpose;

                             (vi) of the happening of any event that makes any statement made in such registration statement untrue in any material respect or that requires the making of any changes in such registration statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any prospectus), not misleading; and

                             (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

                      (m) if requested by the managing underwriters, if any, or a Holder of Registrable Securities being sold, promptly incorporate in a prospectus, supplement or post-effective amendment any information as the managing underwriters, if any, and the Holders of a Majority of the Registrable Securities being sold reasonably request to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

                      (n) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the registration statement;

                      (o) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing in the Registrable Securities not bearing any restrictive legends and in a form eligible for deposit with The Depository Trust Company to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holder of Registrable Securities may request at least three business days prior to any sale of Registrable Securities to the underwriters;

                      (p) as promptly as practicable upon the occurrence of any event contemplated by clause (l)(vi) above, prepare a supplement or post-effective amendment to the registration statement, or file any other required documents so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the prospectus will not contain an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made), not misleading;

                      (q) enter into such agreements (including underwriting agreements in customary form, scope and substance) and take all such other actions in connection therewith as the Holders of a Majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                             (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and the registration statement, in form, substance and scope as are customary made by issuers to underwriters in underwritten offerings and confirm the same, if and when requested;

                             (ii) if an underwriting agreement is entered into, cause the same to include the indemnification and contribution provisions and procedures substantially similar to (and use all reasonable efforts to assure that such provisions are no less favorable to the selling Holders of Registrable Securities than) those contained in Section 2.6 hereof with respect to all parties to be indemnified pursuant to said Section (or, with respect to the indemnification of such underwriters, such similar indemnification and contribution provisions as such underwriters shall customarily require); and

                             (iii) deliver such documents and certificates as may be requested by the Holders of a Majority of the Registrable Securities being sold and managing underwriters, if any, to evidence compliance with clause (i) above and with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company;

               The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by the Holders of a Majority of the Registrable Securities being sold.

                      (r) cooperate with each seller of Registrable Securities covered by any registration statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                      (s) use all reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the registration statement contemplated hereby.

               Each Holder agrees by the acquisition of such Registrable Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 2.5(l)(ii), 2.5(l)(iii), 2.5(l)(v), 2.5(l)(vi), or 2.5(l)(vii), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement until such Holder's receipt of the copies of the supplemented or amended registration statement contemplated by Section 2.5(p), or until it is advised in writing (the "Advice") by the Company that the use of applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the time periods mentioned in
Section 2.1 hereof shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement receives (x) the copies of the supplemented or amended prospectus contemplated by Section 2.5(p) hereof or (y) the Advice, as the case may be.

                      2.6    Indemnification and Contribution.

                      (a) Company Indemnification. The Company will indemnify, to the fullest extent permitted by law, each Holder (which term, for purposes of this Section 2.6, shall be deemed to include Other Holders who include shares in a registration), its Affiliates, each of its and its Affiliates' officers, directors, employees, counsel, agents, representatives and partners, and each person controlling, within the meaning of Section 15 of the Securities Act or Section 20 the Exchange Act, such Holder or its Affiliates, participating in any registration, qualification, or compliance effected pursuant to this Section 2 with respect to Registrable Securities held by such Holder, each person controlling the Company who is not participating in such registration, qualification or compliance and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, costs (including, without limitation, costs of investigation and reasonable attorneys' fees and disbursements), expenses and liabilities (or actions in respect thereof collectively "Losses"), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus, in light of the circumstances under which they were made), or (ii) any violation by the Company of any federal, state, or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its Affiliates and its and its Affiliates' officers, directors, employees, counsel, agents, representatives and partners, and each person controlling such Holder or its Affiliates, each such person controlling the Company who is not participating in such registration, qualification or compliance, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any Losses, as incurred, provided that the Company will not be liable to such Holder in any such case to the extent that any such Losses arise out of or are based on any untrue statement or omission, made in reliance on and in conformity with written information furnished to the Company expressly for use in the registration statement by such Holder.

                      (b) Holder Indemnification. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, each other Holder and each Other Holder, and each of its officers, directors, and partners and each person controlling such other Holder or Other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) by such Holder of a material fact contained in any such registration statement, prospectus by such Holder, offering circular, or other similar document, or any omission (or alleged omission) by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company expressly for use in the registration statement by such Holder, or (ii) any violation by such Holder, in connection with a non-underwritten offering, of any federal, state, or common law rule or regulation applicable to such Holder in connection with the distribution of securities pursuant to a registration statement, and will reimburse the Company, such other Holders, such directors, officers, persons, or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as incurred; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the aggregate proceeds (net of payment of all expenses) received by such Holder in such offering.

                      (c) Notice of Actions. Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense (including the payment of all fees and expenses incurred in connection thereof) of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Each Indemnified Party shall have the right to employ separate counsel in such defense but the fees and expenses of such counsel shall be at the expense of each such Indemnified Party unless the representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest or if the Indemnifying Party fails to promptly assume the defense. No Indemnified Party shall be liable for any settlement effected without its written consent. Each Indemnifying Party agrees, jointly and severally, that it will not, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the Indemnified Party, of the Indemnified Party from all liability and obligation arising therefrom.

               The Indemnifying Party's liability to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

               The Indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party, and will survive the Transfer of Registrable Securities. The failure of any Indemnified Party or Parties to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 2.6 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation.

                      (d) Contribution. If the indemnification provided for in this Section 2.6 is unavailable or insufficient to hold harmless an Indemnified Party under Section 2.6(a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses referred to in Section 2.6(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the offering of the Shares and the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 2.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 2.6(d). The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the first sentence of this Section 2.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject of this Section 2.6(d). Notwithstanding the provisions of this Section 2.6(d), no Holder shall be required to contribute any amount in excess of the proceeds (net of payment of all expenses) received by such Holder in the registration. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 2.6(d) to contribute are several in proportion to the number of Registrable Securities sold by each Holder participating in a registration and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 2.6(c) hereof). The indemnity and contribution agreements contained in this
Section 2.6 are in addition to any indemnity that the Indemnifying Parties may have to the Indemnified Parties.

                      2.7 Information by Holder. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

                      2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of shares of Common Stock to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                      (a) Use its best efforts to facilitate the sale of shares of Common Stock to the public, without registration under the Securities Act, pursuant to Rule 144 under the Securities Act, provided that this shall not require the Company to file reports under the Securities Act or the Exchange Act at any time prior to the Company's being otherwise required to file such reports;

                      (b) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after 90 days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                      (c) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                      (d) During any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available the information required to be provided by Rule 144A(d)(4);

                      (e) So long as a Holder owns any shares of Common Stock which constitute restricted securities under Rule 144 to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                      2.9 "Market Stand-off" Agreement. Each Holder and the Company agree not to sell or otherwise transfer or dispose of any Common Stock or other securities of the Company (other than in a private transaction) held by it during a period of 180 days (or such shorter period as the Company and the underwriters may agree upon in connection with an initial public offering) following the effective date of a registration statement of the Company filed under the Securities Act in connection with an initial public offering. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period. If a request is made pursuant to this Section 2.9, then the time period during which a Shelf Registration is required to remain continuously effective for Holders of Registrable Securities pursuant to the terms of this Agreement shall be extended for 180 days.

                      2.10 Transfer of Registration Rights. Subject to compliance with Sections 2 and 3 hereof, the rights granted under this Section 2 may be assigned or otherwise conveyed in whole or in part by any Holder of Registrable Securities to any transferee; provided that in each case the Company is given written notice of the transfer, stating the name and address of said transferee and said transferee's agreement to be bound by the provisions of this Agreement; provided however, that any Holder of Registrable Securities may transfer to any partner, member or retired partner or retired member of the Holder, or to any parent, subsidiary or other person or entity which is an Affiliate of the Holder, the rights granted under this Section 2, so long as the Company is given written notice of such transferee's agreement to be bound by the provisions of this Agreement, without meeting the other conditions set forth in this Section 2.10.

                      2.11 Certain Limitations in Connection with Future Grants of Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights unless such agreement:

                      (a)    includes the equivalent of Section 2.9 as a term;
and

                      (b) contains provisions substantially similar to those contained in Section 2.3(b) with respect to the allocation of Registrable Securities to be included in an underwritten public offering if marketing factors require a limitation on the number of such securities to be included.

               Notwithstanding the foregoing, from and after the date of this Agreement, without the prior written consent of the Holders of a Majority of the Registrable Securities and the Holders of a Majority of the Registrable Securities owned by Crescent, the Company shall not enter into any agreement with any person or persons providing for the granting to such holder of registration rights superior to those granted to Holders pursuant to Section 2.1, 2.2 or 2.3.

                      2.12 Covenants of Holders. (a) In the event any shares of Common Stock are offered or sold by any Holder in a registration, each such Holder will: (i) advise the Company in writing of any offer, sale or other disposition by it of any Common Stock in any manner other than as set forth in the registration statement or any prospectus included therein on or before the respective dates thereof; (ii) not effect any stabilization activity in connection with the Company's Common Stock; (iii) not bid for or purchase, for any account in which it has a beneficial interest, any Common Stock other than in transactions permitted pursuant to Regulation M under the Exchange Act (if applicable); and (iv) not, until it has sold all of such shares of Common Stock, attempt to induce any person to purchase any Common Stock other than in transactions permitted pursuant to Regulation M.

                      (b) Each Holder shall, if requested by the Company or the managing underwriter(s) in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Registrable Securities on the basis provided in any underwriting arrangements satisfactory to such Holder entered into in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customary in similar offerings (and the Company shall use all reasonable efforts to assure that such agreements and documents contain provisions that are in no event less favorable to such Holder than the indemnities provided herein).

               3.     Miscellaneous.

                      3.1    Governing Law and Jurisdiction.  THIS AGREEMENT
AND ALL ISSUES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLE ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE E LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHER PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                      3.2 Certain Adjustments. In the event of any increase or decrease in the number of outstanding shares of the

Company resulting from any recapitalization, payment of a Common Stock dividend, stock split, combination of shares, or any other increase or decrease in the number of such outstanding shares effected without the Company's receipt of consideration therefor, any maximum, minimum, or threshold number of shares of Common Stock or other securities referred to herein shall be proportionately adjusted to reflect such increase or decrease and any additional securities issued with respect to the such securities shall become subject to the terms and conditions of this Agreement.

                      3.3 Enforcement. The parties expressly agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction.

                      3.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

                      3.5 Entire Agreement. This Agreement and each of the agreements referenced herein, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersede all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

                      3.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand, messenger or facsimile transmission, addressed: (a) if to a party listed on Exhibit A or a transferee of such party, at such party's address as set forth on Exhibit A, or at such other address as such party or its transferee shall have furnished to the Company in writing, or if to the
Purchaser:

        if to the Company          American Residential Investment Trust,  Inc.
                                   445 Marine View Avenue, Suite 130
                                   Del Mar, California 92014


        with copies to             McCown De Leeuw & Co.
                                   101 East 52nd Street, 31st Floor
                                   New York, NY 10022
                                   Facsimile Number (212) 355-6283
                                   Attention: David De Leeuw

                                   Gibson, Dunn & Crutcher LLP
                                   One Montgomery Street, 26th Floor
                                   San Francisco, CA 94104-4505
                                   Facsimile Number (415) 986-5309
                                   Attention: Lawrence Calof

or such other address as the Company shall have furnished to the parties listed on Exhibit A in writing. Notices to Holders shall be sent to the address of such Holder on the books and records of the Company; provided, that with respect to any notice sent to Crescent, a copy of such notice shall be sent to Skadden, Arps, Slate, Meagher & Flom LLP, 300 S. Grand Avenue, Suite 3400, Los Angeles, California 90071, Telecopy No. (213) 687-5600, Attention: Jeffrey H. Cohen. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given when delivered, if delivered by hand or by messenger (or overnight courier), 24 hours after confirmed receipt if sent by facsimile transmission or at the earlier of its receipt or on the fifth day after mailing as aforesaid.

                      3.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of the Company under this agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                      3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                      3.9 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                      3.10 Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of at least a majority of the Securities (i) held by Crescent and (ii) held by the other Holders.

                      3.11 Termination. The provisions of this Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement or (b) as to any Holder, at such time as the Holder is able to sell all its remaining Registrable Securities (including any securities that may become Registrable Securities upon acquisition by any of the Holders pursuant to distribution by Holdings to its members or a foreclosure by the holders of Notes, or the Collateral Agent acting for their benefit, under the Pledge Agreement) in accordance with Rule 144 during a 90-day period.


                            *    *     *     *

               IN WITNESS WHEREOF, the foregoing Registration Rights Agreement is hereby executed as of the date first above written.


                                    AMERICAN RESIDENTIAL INVESTMENT
                                    TRUST, INC.

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    MCCOWN DE LEEUW & CO. II, L.P.

                                    By:    MDC Management Company II, L.P.,
                                           its General Partner

                                    By:    ----------------------------------
                                    Name:  David E. De Leeuw
                                    Title: General Partner

                                    MCCOWN DE LEEUW ASSOCIATES, L.P.

                                    By:    MDC Management Company II, L.P.,
                                           its General Partner

                                    By:    __________________________________
                                    Name:  David E. De Leeuw
                                    Title: General Partner

                                    MCCOWN DE LEEUW & CO. OFFSHORE
                                    (EUROPE), L.P.

                                    By:    MDC Management Company IIE, L.P.,
                                           its General Partner

                                    By:    __________________________________
                                    Name:  David E. De Leeuw
                                    Title: General Partner

                                    MCCOWN DE LEEUW & CO. OFFSHORE
                                    (ASIA), L.P.

                                    By:    MDC Management Company IIA, L.P.,
                                           its General Partner

                                    By:    __________________________________

                                    Name:  David E. De Leeuw
                                    Title: General Partner

                                    ERNEST J. GALLO 1991 FAMILY TRUST

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    JOSEPH C. GALLO 1994 FAMILY TRUST

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    STEPHANIE A. GALLO 1990 FAMILY TRUST

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    PK PARTNERS

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    JOSEPHINE B. HAAS TRUST

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    KELLER 1991 TRUST

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    LILLARD PARTNERS

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    PLF PARTNERS

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    SAW ISLAND PARTNERS

                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    -------------------------------------------
                                     Martin Anderson


                                    -------------------------------------------
                                     Jay Fuller


                                    -------------------------------------------
                                     John Robbins


                                    -------------------------------------------
                                     Mark Conger


                                    -------------------------------------------
                                     Rollie Lynn

                                    CRESCENT/MACH I PARTNERS, L.P.

                                    By:  TCW ASSET MANAGEMENT COMPANY,
                                         as investment manager and
                                         attorney in fact

                                    By:
                                        ---------------------------------------
                                    Name:  Jean-Marc Chapus
                                    Title: Managing Director

                                    By:
                                        ---------------------------------------
                                    Name:  John C. Rocchio
                                    Title: Senior Vice President

                                    TCW/CRESCENT MEZZANINE INVESTMENT
                                    PARTNERS, L.P.

                                    By:  TCW/CRESCENT MEZZANINE, L.L.C.,
                                         its general partner or managing owner

                                    By:
                                        ---------------------------------------
                                    Name:  Jean-Marc Chapus
                                    Title: Managing Director

                                    By:
                                        ---------------------------------------
                                    Name:  John C. Rocchio
                                    Title: Senior Vice President

                                    TCW/CRESCENT MEZZANINE  PARTNERS, L.P.

                                    TCW/CRESCENT MEZZANINE TRUST

                                    By:  TCW/CRESCENT MEZZANINE, L.L.C.,
                                         its general partner or managing owner

                                    By:
                                        ---------------------------------------
                                    Name:  Jean-Marc Chapus
                                    Title: Managing Director

                                    By:
                                        ---------------------------------------
                                    Name:  John C. Rocchio
                                    Title: Senior Vice President

                                    TCW SHARED OPPORTUNITY FUND II, L.P.

                                    By:  TCW INVESTMENT MANAGEMENT COMPANY,
                                         its investment advisor

                                    By:
                                        ---------------------------------------
                                    Name:  Jean-Marc Chapus
                                    Title: Managing Director

                                    By:
                                        ---------------------------------------
                                    Name:  John C. Rocchio
                                    Title: Senior Vice President

                                    MDC REIT HOLDINGS, LLC

                                    By:  HOME ASSET MANAGEMENT CORP.,
                                         its managing member

                                    By:
                                        ---------------------------------------
                                    Name:
                                    Title: